EXHIBIT 99.1
CHIEFTAIN SAND AND PROPPANT, LLC

Independent Auditors’ Report
The Board of Managers
Chieftain Sand and Proppant, LLC:

We have audited the accompanying consolidated statement of net liabilities in liquidation of Chieftain Sand and Proppant, LLC. and its subsidiaries as of December 31, 2016, and the related consolidated statement of changes in net liabilities in liquidation for the period from December 13, 2016 to December 31, 2016. In addition, we have audited the consolidated balance sheets as of December 12, 2016 and December 31, 2015, and the related consolidated statements of operations, changes in members’ deficit, and cash flows for the period from January 1, 2016 to December 12, 2016 and for each of the years in the two‑year period ended December 31, 2015, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the net liabilities in liquidation of Chieftain Sand and Proppant, LLC and its subsidiaries as of December 31, 2016, the changes in their net liabilities in liquidation for the period from December 13, 2016 to December 31, 2016, its financial position as of December 12, 2016 and December 31, 2015, and the results of their operations and their cash flows for the period from January 1, 2016 to December 12, 2016 and for each of the years in the two‑year period ended December 31, 2015, in accordance with U.S. generally accepted accounting principles applied on the basis described in note 1 to the consolidated financial statements.

Emphasis of Matter

As discussed in note 1 to the consolidated financial statements, on December 12, 2016 the Special Committee of the Board of Managers of Chieftain Sand and Proppant, LLC approved a plan of liquidation and management of the Company concluded liquidation was imminent as defined in ASC Subtopic 205‑30, Liquidation Basis of Accounting. As a result, the Company has changed its basis of accounting for periods subsequent to December 12, 2016, from the going‑concern basis to a liquidation basis.

Minneapolis, Minnesota
June 9, 2017

CHIEFTAIN SAND AND PROPPANT, LLC
Consolidated Statement of Net Liabilities in Liquidation (Liquidation Basis)
December 31, 2016

Assets
Assets:
Cash	$851,647
Accounts receivable	51,123
Prepaid expenses	126,769
Property, plant, and equipment, net	39,825,763
Reclamation deposits	557,700
Other long-term assets	429,597
Previously unrecognized assets expected to be sold	772,634
Total Assets	42,615,233

Liabilities
Accounts payable trade	3,888,182
Accrued liabilities	3,210,710
Long-term debt	60,175,680
Subordinated notes payable	607,000
Asset retirement obligation	3,396,474
Accrued interest	5,823,367
Accrual for estimated disposal costs in liquidation	4,673,036
Total liabilities	81,774,449
Net liabilities in liquidation	$(39,159,216)

See accompanying notes to consolidated financial statements

CHIEFTAIN SAND AND PROPPANT, LLC
Consolidated Statement of Changes in Net Liabilities in Liquidation (Liquidation Basis)
December 13, 2016 through December 31, 2016

Assets
Assets:
Stockholder’s equity as of December 12, 2016	$(47,469,325)
Initial net adjustments of assets and liabilities to estimated realizable value	8,310,109
Net liabilities in liquidation as of December 13, 2016	(39,159,216)
Changes in estimated realizable value of assets and liabilities	—
Net liabilities in liquidation as of December 31, 2016	(39,159,216)

See accompanying notes to consolidated financial statements

CHIEFTAIN SAND AND PROPPANT, LLC
Consolidated Balance Sheet (Going Concern Basis)
December 12, 2016 and December 31, 2015

ASSETS	2016	2015
CURRENT ASSETS
Cash	$995,143	$3,539,303
Accounts receivable	205,405	4,355,144
Inventory	—	949,510
Prepaid expenses	355,121	620,878
Total current assets	1,555,669	9,464,835

Property, plant, equipment, and mine properties, net	26,086,990	30,443,006
Reclamation deposits	557,700	557,700
Other long-term assets	1,230,907	1,476,038
Total noncurrent assets	27,875,597	32,476,744
Total assets	$29,431,266	$41,941,579

LIABILITIES, REDEEMABLE CLASS C INTERESTS, AND MEMBERS' DEFICIT
CURRENT LIABILITIES
Accounts payable – trade	$4,459,673	$2,246,196
Accrued liabilities	2,325,292	3,218,631
Current portion of accrued interest	5,428,434	—
Current portion of long-term debt	59,579,882	96,285,791
Total current liabilities	71,793,281	101,750,618

Noncurrent liabilities:
Subordinated notes payable	607,000	607,000
Deferred rent	609,505	—
Customer deposit	—	6,775,000
Asset retirement obligation	3,380,473	2,905,608
Accrued interest	510,332	3,301,227
Total noncurrent liabilities	5,107,310	13,588,835
Total liabilities	76,900,591	115,339,453

Redeemable Class C interests	13,750,000	13,750,000

Members' equity:
Class A	12,000,000	12,000,000
Class C preferred	5,000,000	5,000,000
Accumulated deficit	(78,219,325)	(104,147,874)
Members' equity	(61,219,325)	(87,147,874)
Total liabilities, redeemable Class C interests, and members' equity	$29,431,266	$41,941,579

See accompanying notes to consolidated financial statements

CHIEFTAIN SAND AND PROPPANT, LLC
Consolidated Statements of Operations (Going Concern Basis)
For the period from January 1, 2016 through December 12, 2016 and the years ended December 31, 2015 and 2014

	January 1, 2016 - December 12, 2016	2015	2014

Sales	$7,690,032	$41,832,820	$112,847,396

Operating expenses:
Production and operating costs	3,454,485	18,289,682	40,486,273
Depreciation, depletion, and amortization	3,890,092	8,363,689	7,598,159
Selling, general, and administrative expenses	14,416,305	35,602,646	39,994,807
Impairment of long-lived assets and inventory	595,190	24,295,123	2,494,525
Accretion of asset retirement obligations	360,549	406,452	227,595
Total operating expenses	22,716,621	86,957,592	90,801,359
(Loss) Income from operations	(15,026,589)	(45,124,772)	22,046,037

Other (expense) income:
Interest expense	(11,970,235)	(23,979,985)	(16,436,460)
Interest income	1,900	2,846	1,071
Other	52,923,473	2,251,114	(332,947)
Total other expense	40,955,138	(21,726,025)	(16,768,336)
Net income (loss)	$25,928,549	$(66,850,797)	$5,277,701

See accompanying notes to consolidated financial statements

CHIEFTAIN SAND AND PROPPANT, LLC
Consolidated Statements of Changes in Members' Deficit (Going Concern Basis)
For the period from January 1, 2016 through December 12, 2016 and the years ended December 31, 2015 and 2014

	Class A	Class C	Class C Preferred	Accumulated deficit	Total Members' deficit
Balance – January 1, 2014	$12,000,000	$4,038,436	$—	$(36,250,714)	$(20,212,278)
Reclassification of redeemable Class C interests and deemed dividend	—	(1,346,145)	—	(2,091,355)	(3,437,500)
Net income	—	—	—	5,277,701	5,277,701
Balance – December 31, 2014	12,000,000	2,692,291	—	(33,064,368)	(18,372,077)
Reclassification of redeemable Class C interests and deemed dividend	—	(2,692,291)	—	(4,182,709)	(6,875,000)
Class C Preferred Interest contribution	—	—	5,000,000	—	5,000,000
Arkansas LLC sale – removal of equity	—	—	—	(50,000)	(50,000)
Net loss	—	—	—	(66,850,797)	(66,850,797)
Balance – December 31, 2015	12,000,000	—	5,000,000	(104,147,874)	(87,147,874)
Net income	—	—	—	25,928,549	25,928,549
Balance – December 12, 2016	$12,000,000	$—	$5,000,000	$(78,219,325)	$(61,219,325)

See accompanying notes to consolidated financial statements.

CHIEFTAIN SAND AND PROPPANT, LLC
Consolidated Statements of Cash Flows (Going Concern Basis)
For the period from January 1, 2016 through December 12, 2016 and the years ended December 31, 2015 and 2014

	January 1, 2016 - December 12, 2016	2015	2014
Cash flows from operating activities
Net (loss) income	$25,928,549	$(66,850,797)	$5,277,701
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation, depletion, and amortization	3,890,092	8,363,689	7,598,159
Amortization of deferred financing costs	—	5,009,811	1,182,640
Amortization of debt discounts	—	4,673,945	1,404,774
Principal in-kind interest	2,323,942	7,923,790	1,648,315
Impairment of long-term assets	—	19,100,000	2,494,525
Inventory lower of cost or market adjustment	595,190	406,452	227,595
Accretion of asset retirement obligations	297,340	5,195,123	—
Loss on sales and disposals property, plant, and equipment	293,258	7,609	22,974
(Gain) loss on sale of Arkansas	—	(50,000)	—
Changes in assets and liabilities:
Accounts receivable	4,149,740	14,272,485	(4,205,599)
Inventory	354,320	2,192,228	(1,959,411)
Prepaid expenses and other assets	325,867	641,866	75,947
Accounts payable – trade	2,213,477	(871,292)	(1,532,342)
Accrued liabilities	1,744,200	2,963,636	76,976
Deferred rent	609,505
Customer deposit	(6,775,000)	(75,000)	(350,000)
Net cash provided by operating activities	35,950,480	2,903,545	11,962,254

Cash flows from investing activities:
Acquisition of mineral properties	—	(1,465,641)	(1,636,411)
Purchases of property, plant, and equipment	(14,394)	(2,349,113)	(6,974,534)
Proceeds from the sale of property, plant, and equipment	364,584	—	471,606
Proceeds from sale of Arkansas LLC	—	425,000	—
Land deposits	185,020	359,874	(770,424)
Reclamation deposits	—	(81,440)	(100,210)
Net cash used in investing activities	535,210	(3,111,320)	(9,009,973)

Cash flows from financing activities:
Repayments to finance company	—	(5,848,912)	(2,982,186)
Proceeds from equity contribution	—	5,000,000	—
Proceeds from long-term debt	—	3,000,000	—
Repayment of debt	(39,029,850)	—	(260,348)
Financing costs	—	(146,821)	—
Net cash used in financing activities	(39,029,850)	2,004,267	(3,242,534)
Net decrease in cash and cash equivalents	(2,544,160)	1,796,492	(290,253)
Cash and cash equivalents at beginning of period	3,539,303	1,742,811	2,033,064
Cash and cash equivalents at end of period	$995,143	$3,539,303	$1,742,811

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$3,439,838	$12,153,092
Supplemental disclosures of noncash activity:
Changes in asset retirement obligations to mineral properties due to change or establishment of an estimate	$177,525	$(1,696,623)	$1,762,051
Principal in-kind waiver fees	$—	$701,127	$—
Change in accounts payable related to capital additions	$—	$—	$(78,594)

See accompanying notes to consolidated financial statements.

CHIEFTAIN SAND AND PROPPANT, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 (LIQUIDIATION BASIS)
DECEMBER 12, 2016 AND DECEMBER 31, 2015 (GOING CONCERN BASIS)

(1)	Description of Business and Summary of Significant Accounting Policies

(a)	Description of Business

Chieftain Sand and Proppant, LLC was originally formed on April 13, 2009 as a Colorado LLC to conduct industrial minerals and sand and gravel mining and related operations in Garland City, Arkansas, with operations commencing in June 2009. Chieftain Sand and Proppant Barron, LLC was formed as a Wisconsin LLC in December 2011, with mining operations commencing in June 2012. On July 23, 2012, the Company was recapitalized and the equity interests of the two previously existing LLCs were contributed to the new hold company of Chieftain Sand and Proppant, LLC, a Delaware LLC. As part of the recapitalization, Chieftain Sand and Proppant, LLC (Colorado LLC) changed its name to Chieftain Sand and Proppant Arkansas, LLC and became a wholly owned subsidiary of the newly formed company. In 2015, Chieftain Sand and Proppant Arkansas, LLC was sold.

On December 12, 2016, the Special Committee of the Board of Managers of Chieftain Sand and Proppant, LLC adopted a resolution to file voluntary petitions under the provisions of Chapter 11 of Title 11 of the United States Code.

(b)	Basis of Presentation

The accompanying consolidated financial statements include the accounts of Chieftain Sand and Proppant, LLC, and its subsidiaries. Collectively, they are referred to as the “Company.” All intercompany accounts and transactions have been eliminated in consolidation.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The going concern basis consolidated financial statements include amounts that are based on management’s best estimates and judgments. The most significant estimates relate to the conversion to liquidation basis of accounting, inventory valuation, reserves that impact the depletion of mine properties, asset retirement obligations (AROs), and the valuation of assets. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

As a result of the Special Committee of the Board of Managers approval of the winding up of the Company, the liquidation basis of accounting was adopted effective December 13, 2016. This basis of accounting is considered appropriate when, among other things, liquidation of a company is imminent. Under this basis of accounting, assets are valued at their net realizable values and liabilities are stated at their estimated settlement amounts. Further, all expected costs of liquidation are accrued as of December 31, 2016. Financial information presented as of December 31, 2016, includes a consolidated statement of net liabilities and a consolidated statement of changes to net liabilities in liquidation, as required under the liquidation basis of accounting. Financial information included for the period ended December 12, 2016, and years ended December 31, 2014 and 2015, are presented under the going concern basis of accounting, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.
The conversion to the liquidation basis of accounting requires management to make significant estimates and judgments in order to record assets at estimated net realizable value and liabilities at estimated settlement amounts.
A statement of operations is not presented for the period ended December 31, 2016, due to the liquidation basis of accounting. Instead, a statement of changes in net liabilities has been reported.

(c)	Immaterial Correction of Errors in Prior Period

During 2016, the Company identified immaterial errors related to the existence of the deferred financing costs and original issuance discount associated with the Company’s outstanding debt. As a result of correcting the error, there was a decrease to total assets of $3,374,837, an increase to debt of $3,027,167, and an increase to interest expense and net loss of $6,402,004.

CHIEFTAIN SAND AND PROPPANT, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 (LIQUIDIATION BASIS)
DECEMBER 12, 2016 AND DECEMBER 31, 2015 (GOING CONCERN BASIS)

(d)	Cash

The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

(e)	Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk. The Company performs ongoing credit evaluations of its customers but generally does not require collateral to support accounts receivable. The Company’s allowance for bad debts as of December 12, 2016, and December 31, 2015, and 2014 was $0, $0, and $0, respectively.

During the period ended December 12, 2016, 10 customers accounted for 82% of total revenue.

One of the customers, under a long‑term contract, made a prepayment of $7,500,000 in 2011, which was included as a customer deposit in the accompanying consolidated balance sheets. The customer deposit balance at the years ended December 31, 2015 and 2014 was $6,775,000 and $6,850,000, respectively. In 2016, the remaining balance of the customer deposit was written off as part of an arbitration settlement reached with the customer.

On October 30, 2015, the Company initiated arbitration against an oilfield services customer (Customer) in the American Arbitration Association. The Company claimed that the Customer failed to purchase the required sand tonnage for the contract year 2014-2015 and further claims that the Customer repudiated their yearly purchase obligations over the remaining contract term. No amount was recorded in the financial statements at December 31, 2015 and 2014. In June of 2016, a settlement was reached, whereby the Customer paid the Company $46,000,000 in cash and forgave the customer deposit and subleased rail car liabilities of $6,775,000 and $539,160, respectively. This gain is reported in other income (expense) on the statement of operations.

(f)	Inventory

Inventory consists of work‑in‑process and finished product, and is stated at the lower of cost, determined using the weighted average method or market. Inventory costs include labor, supplies, equipment costs, and overhead.
The Company periodically reviews the value of items in inventory and provides write‑downs or write‑offs of inventory based on its assessment of market conditions. Write‑downs and write‑offs are charged to impairment of long‑lived assets and inventory. The Company experienced total write‑downs for the period ended December 31, 2016, December 12, 2016, and the year ended December 31, 2015 of $0, $595,190, and $5,195,123, respectively.

(g)	Prepaid Expenses

Prepaid expenses consist primarily of insurance and other expenses paid in advance.

(h)	Mine Properties

Mineral interests are recorded at cost. Interest costs applicable to major asset additions are capitalized during the construction period. Expenditures that extend the useful lives or increase the productivity of the assets are capitalized. The cost of maintenance and repairs that do not extend the useful lives or increase the productivity of the assets are expensed as incurred. Mineral properties are depleted using the units‑of‑production method over the estimated recoverable reserves.

(i)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. Depreciation is provided utilizing the straight‑line method over the estimated useful lives for owned assets, ranging from 5 to 20 years, and the related lease terms for leasehold improvements.

CHIEFTAIN SAND AND PROPPANT, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 (LIQUIDIATION BASIS)
DECEMBER 12, 2016 AND DECEMBER 31, 2015 (GOING CONCERN BASIS)

(j)	Reclamation Deposits

Reclamation deposits represent deposits held by regulatory agencies that will be released when the Company has completed required reclamation activities.

(k)	Long‑Lived Assets

The Company reviews its long‑lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amounts of the assets in the asset group exceed the fair value for each individual asset. Assets to be disposed of are separately presented in the accompanying consolidated balance sheets and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale are presented separately in the appropriate asset and liability sections of the accompanying consolidated balance sheets. Impairments of $19,100,000 and $2,494,525 were recognized during 2015 and 2014, respectively.

(l)	Asset Retirement Obligations

Federal, state, and local laws require that mines be reclaimed to their previous condition in accordance with specific standards and approved reclamation plans, as outlined in mining permits. At the time they are incurred, legal obligations associated with the retirement of long‑lived assets are reflected at their estimated fair values, with an increase to asset retirement cost included in mineral properties. AROs are typically incurred with the commencement of the development of mining properties, and include costs regarding disturbed land, revegetation, and removal of plant and equipment.

AROs are reflected at the present value of their future cash flows. The Company uses a range of 10-16% for the discount rates. The Company reflects accretion of the AROs for the period from the date they are incurred through the date they are extinguished. The asset retirement costs are amortized over the life of the mine.

The Company assesses its AROs at least annually and reflects revisions for permit changes, changes in its estimated reclamation costs, and changes in the estimated timing of such costs. The following table summarizes the changes in AROs:

	Liquidation Basis	Going Concern Basis
	December 31,	December 12,	December 31,
	2016	2016	2015
Beginning balance	$3,380,473	$2,905,608	$4,195,779
Additions	—	177,525	207,033
Revisions in estimates	—	—	(1,903,656)
Settlement	—	(63,209)	—
Accretion	16,001	360,549	406,452
Ending balance	$3,396,474	$3,380,473	$2,905,608

(m)	Revenue Recognition

The Company recognizes revenue only when all of the following criteria have been met:

•	Persuasive evidence of an arrangement exists,

•	Transfer of title has occurred,

•	The fee for the arrangement is fixed or determinable, and

•	Collectibility is reasonably assured.

CHIEFTAIN SAND AND PROPPANT, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 (LIQUIDIATION BASIS)
DECEMBER 12, 2016 AND DECEMBER 31, 2015 (GOING CONCERN BASIS)

Risk of loss on sand sales passes at the shipping point once the rail cars leave the Company’s yard for sales designated as FOB plant. Risk of loss on sand sales that are designated as FOB destination passes when the sand is unloaded from rail cars at the ultimate sales destination. The Company defers revenue on any shipments sent FOB destination that are in‑transit on the reporting date.

The Company leases rail cars that are used to ship product to terminals or customer sites. Rail car rental income is attributable to customers’ use of the Company’s leased rail car fleet and is recognized as the rail cars are utilized to deliver product. The Company charges customers for the cost of freight to customer directed locations when product is shipped.

(n)	Income Taxes

As a limited liability company with greater than one member, the Company is taxed as a partnership for federal income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company’s members, and no provision for federal income taxes has been recorded in the accompanying consolidated financial statements.

The Company follows the guidance of Accounting Standards Codification (ASC) Topic 740, Accounting for Uncertainty in Income Taxes. ASC Topic 740 prescribes a more‑likely than‑not measurement methodology to reflect the consolidated financial statement impact of uncertain tax positions taken or expected to be taken in a tax return. If taxing authorities were to disallow any tax positions taken by the Company, the additional income taxes, if any, would be imposed on the members rather than the Company. Accordingly, there would be no effect on the Company’s consolidated financial statements.

Interest and penalties associated with tax positions are recorded in the period assessed as general and administrative expenses. However, no interest or penalties have been assessed as of December 12, 2016, and December 31, 2015 and 2014.

(o)	Fair Value Measurements

The Company initially recognized ARO additions at fair value in the consolidated financial statements on a nonrecurring basis. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1:    Quoted prices in active markets for identical assets or liabilities;

Level 2:    Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability; or

Level 3:    Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The ARO addition estimates are initially recorded at fair value are classified as Level 3 measurements.

CHIEFTAIN SAND AND PROPPANT, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 (LIQUIDIATION BASIS)
DECEMBER 12, 2016 AND DECEMBER 31, 2015 (GOING CONCERN BASIS)

(2)	Liquidation Basis of Accounting

Upon transition to the liquidation basis of accounting on December 13, 2016, the Company recorded the following adjustments to record assets at their estimated realizable values:

Initial adjustment of assets to estimated realizable value:
Write up of assets	$14,620,213
Write down of assets	(1,063,966)
$13,556,247

The Company’s write up of assets included the step up in value of property, plant, and equipment, and the previously unrecognized assets expected to be sold. The write down of assets related to prepaid expenses and other assets that have no future realizable value.

Upon transition to the liquidation basis of accounting, the Company accrued the following costs expected to be incurred in the dissolution:

Accrued costs of liquidation:
Professional fees	$1,263,910
Closing costs	1,638,721
Other expenses associated with wind down activities	1,770,405
$4,673,036

Net liabilities in liquidation as of December 31, 2016, were $39,159,216.

(3)	Going Concern

The accompanying consolidated financial statements for the period of January 1, 2016 through December 12, 2016, and the years ended December 31, 2015 and 2014, have been prepared on a going‑concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business.

As defined in the Credit and Security Agreement, the Company’s covenants with the lender contain a consolidated leverage calculation based on the sum of the Company’s rolling financial performance. The Company was not in compliance with the leverage calculation covenant starting in 2015 and continuing through all of 2016 and does not expect to become in compliance in the near future, which raises substantial doubt about its ability to continue as a going concern. The lender has not waived the designated event of default and reserves all of its rights, powers, privileges, and remedies under the Credit and Security Agreement. As a result, the note payable has been classified as a current liability.

The December 12, 2016, December 31, 2015, and December 31, 2014 financial statements have been prepared on a going‑concern basis and do not reflect the adjustments to the carrying values of assets and liabilities that would be necessary if the Company is unable to continue as a going concern.

(4)	Balance Sheet Disclosures

Inventory at December 31, 2015, consisted of finished goods of $949,510.

Mineral properties are summarized as follows:

CHIEFTAIN SAND AND PROPPANT, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 (LIQUIDIATION BASIS)
DECEMBER 12, 2016 AND DECEMBER 31, 2015 (GOING CONCERN BASIS)

	Going Concern Basis
	December 12,	December 31,
	2016	2015
Mineral interests	$3,151,033	$5,301,959
Less accumulated depletion	(1,683,029)	(3,352,113)
Ending balance	$1,468,004	$1,949,846

Depletion expense for the period ended December 12, 2016, and the years ended December 31, 2015 and 2014 was $0, $589,526, and $1,712,008, respectively.

Property, plant, and equipment consist of the following:

	Going Concern Basis
	December 12,	December 31,
	2016	2015
Buildings	$9,106,245	$9,106,245
Machinery and equipment	10,577,787	10,563,393
Land	2,262,650	2,438,650
Mine properties	1,468,004	1,949,846
Vehicles	456,695	456,695
Land improvements	6,005,009	6,005,009
Computer equipment	233,014	233,014
Fixtures	60,540	60,540
Asset retirement costs	3,245,235	3,067,710
	33,415,179	33,881,102
Less accumulated depreciation	(7,328,189)	(3,438,096)
	$26,086,990	$30,443,006

Depreciation expense for the period ended December 12, 2016, and the years ended December 31, 2015 and 2014 was $3,890,092, $7,774,163, and $5,887,930, respectively.

The liquidation value of property, plant, and equipment consists of the same assets at December 12, 2016 of $26,086,990 and the increase to net realizable value of $13,847,579. As no mining occurred during 2016, and deprecation is not applicable in liquidation accounting, depletion, and depreciation expense were $0.

Accrued expenses consist of the following:

CHIEFTAIN SAND AND PROPPANT, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 (LIQUIDIATION BASIS)
DECEMBER 12, 2016 AND DECEMBER 31, 2015 (GOING CONCERN BASIS)

	Liquidation Basis	Going Concern Basis
	December 31,	December 12,	December 31,
	2016	2016	2015
Accrued compensation	$143,767	$144,320	$801,658
Accrued property and use taxes	694,167	414,863	508,441
Accrued Texas franchise taxes	160,069	160,069	147,000
Other accrued expenses	2,212,707	1,606,040	1,761,532
	$3,210,710	$2,325,292	$3,218,631

(5)	Accounts Receivable Financing Agreement

During December 2012, the Company entered into an agreement whereby it sells and assigns approved receivables to a financing company with recourse with a two‑year initial term. The agreement was amended in February 2014 and terminated in October 2015. The agreement, as amended, stipulated that the Company would receive an advance equal to 85% of acceptable accounts. The advances beared interest at one‑month LIBOR plus 3.75% on the average daily balance for the period. Additionally, the Company paid the financing company a processing fee of 0.20% of the gross invoice amount of each receivable.

(6)	Long‑Term and Subordinated Debt

(a)	Recapitalization

On July 25, 2012, the Company closed on a credit agreement, which has been subsequently amended, with a private equity and debt investment firm and its affiliates for $65,000,000 in term loans that were issued together with Class C interests representing a 25% interest in the Company. In addition to the original note, loans of $15,000,000 and $3,000,000 were issued in 2013 and 2015, respectively. All loans call for interest at the rate of 16% per annum, payable quarterly. The Company may elect to have up to one‑quarter of the annual interest paid in‑kind, by deferring payment and adding the portion to the principal balance of the term loan. The Company elected to pay principal in‑kind with interest of $2,323,941, $7,923,790, and $1,648,315 for the period ended December 12, 2016 and the years ended December 31, 2015 and 2014, respectively. In addition, the Company was able to pay principal in‑kind with waiver fees of $710,660, for the year ended December 31, 2015. Principal on the loans is due at maturity on July 25, 2017. The notes have a mandatory prepayment of principal clause requiring the Company to make quarterly principal payments in the amount of 75% of excess cash flow as defined in the credit agreement. The notes are collateralized by substantially all assets of the Company and are subject to certain restrictive covenants. The Company valued the Class C interests issued with the original loan in 2012 at $4,000,000 and allocated the consideration received between the notes and the equity interests in proportion to their relative fair values. The net balance of the credit agreement is as follows:

	Liquidation Basis	Going Concern Basis
	December 31,	December 12,	December 31,
	2016	2016	2015
Loan agreements face amounts	$83,000,000	$83,000,000	$83,000,000
Accumulated principal in-kind interest	14,043,595	13,447,797	11,123,856
Accumulated principal in-kind waiver fees	2,161,935	2,161,935	2,161,935
Principal payments	(39,029,850)	(39,029,850)	—
Net credit agreement balance	$60,175,680	$59,579,882	$96,285,791

For 2016 and 2015, the long‑term debt was classified as current.

CHIEFTAIN SAND AND PROPPANT, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 (LIQUIDIATION BASIS)
DECEMBER 12, 2016 AND DECEMBER 31, 2015 (GOING CONCERN BASIS)

(b)	Subordinated Debt

Subordinated debt consists of the following:

	Liquidation Basis	Going Concern Basis
	December 31,	December 12,	December 31,
	2016	2016	2015
Subordinated note payable to a group of
individuals with interest at 12%. The
entire principal balance and interest is
due and payable on June 30, 2025.	$607,000	$607,000	$607,000
Net credit agreement balance	$607,000	$607,000	$607,000

Contractual maturities of long‑term obligations are as follows:

Year ended December 31,
2017	$60,175,680
2018	—
2019	—
2020	—
2021	—
Thereafter	607,000
$60,782,680

(7)	Equity Interests

Chieftain Sand and Proppant, LLC was originally formed on April 13, 2009 as a Colorado LLC. Chieftain Sand and Proppant Barron, LLC (CSP Barron) was formed as a Wisconsin LLC in December 2011. On July 25, 2012, concurrent with the private equity and debt financing discussed in note 6, the Company was recapitalized and the equity interests of the two previously existing LLCs were contributed to the new holding company of Chieftain Sand and Proppant, LLC, a Delaware LLC (CSP Holdings). As part of the recapitalization, Chieftain Sand and Proppant, LLC changed its name to Chieftain Sand and Proppant Arkansas, LLC (CSP Arkansas) and became a wholly owned subsidiary of the newly formed CSP Holdings. CSP Barron also became a wholly owned subsidiary of CSP Holdings.

As part of the recapitalization, the old CSP Arkansas membership interests were retired, and the owners of CSP Arkansas received Class A interests representing a 75% percentage interest. Additionally, Class C interests representing a 25% percentage interest were issued to the private equity and debt investment firm as part of the credit agreement discussed in note 6. The proceeds from the private equity and debt investment firm were allocated to debt and equity based on each component’s relative fair values, which resulted in $5,384,581 being allocated to the Class C interests. Finally, there were warrant holders that held warrants in 180 profits units of CSP Arkansas prior to the recapitalization. As part of the recapitalization, these warrants were converted into Class B interests representing a percentage interest of 7.5%. The issuance of the Class B interests reduced the Class A percentage interest to 67.5%.

To account for the recapitalization, the new interests were recorded at fair value with the difference between the fair value of the new interests and the carrying value of the old interests recorded to accumulated deficit. The fair value of the new Class A, Class B, and Class C interests were determined to be $12,000,000, $0, and $4,000,000, respectively. The difference between the fair value of the new member interests and the carrying value of the old interests being retired resulted in $11,242,417 being recorded to retained earnings.

CHIEFTAIN SAND AND PROPPANT, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 (LIQUIDIATION BASIS)
DECEMBER 12, 2016 AND DECEMBER 31, 2015 (GOING CONCERN BASIS)

Subsequent to the recapitalization and during 2012, the Company issued Class B interests to the key management team of the Company representing a 9% percentage interest, which further reduced the percentage interest of the holders of Class A interests. During 2014, 3.5% in percentage interests of Class B interests were granted to new employees. During 2015, 0.67% in percentage interests of Class B interests previously issued to an employee was forfeited upon the termination of the employee. The accounting for these interests is discussed further below.

As of December 12, 2016 and December 31, 2015, the percentage interests of each class of member interests of the Company are as follows:

	December 12, 2016	December 31, 2015
Class	Percentage interest
Class A	63.12%	63.12%
Class B	11.88%	11.88%
Class C	25.00%	25.00%

Class A and Class C interests include economic interests and the right to participate in the management of the business and to vote pursuant to the operating agreement. Class B interests are profits interests only and do not have any voting rights. Any issuance of Class B interests will dilute only the percentage interests of the Class A interest holders. Profits and losses are allocated, and distributions are to be made according to the percentage interests of the members. The Class C members received four puts requiring the Company to purchase its interests equal to 25% of each Class C member’s interests for $3,437,500. The first put vested in 2013, the second in 2014, and the last two in 2015. As of December 31, 2015, the Company has reclassified a total of 100% of the Class C equity interests from equity to redeemable Class C interests as temporary equity.

The Operating Agreement for CSP Holdings provides for the issuance of profits interests (Class B interests) at the discretion of the Board of Managers. Profits allocated to the Class B interests will only be distributed after the Class A and Class C interests’ initial capital account balances have been returned.

The Company has computed the estimated fair value of Class B interests granted and will expense the estimated fair value over the vesting periods of the awards. The Company estimated the fair value of the awards by calculating the present value of the estimated future cash flows. The future cash flows were determined by using a probability weighted cash flow projection model, and it was determined the awards had a nominal fair value on the date of the agreement due to the required return to Class A and Class C interests before any payment to Class B. This is based on the fact that any distributions to Class B interests would be predicated on a liquidity event, which the Company did not deem probable as of December 12, 2016, December 31, 2015, or December 31, 2014. During the period ended December 12, 2016, and the years ended December 31, 2015 and 2014, the Company recognized no compensation expense in the consolidated statements of operations.

On November 5, 2015, the Company sold a class of interests designated as Class C Preferred Interests, which includes a liquidation preference. In the event of a liquidation, dissolution, sale of the Company, sale of any Member Interest or sale of any economic interest, the holders of the Class C Preferred Interest shall have first priority and shall be entitled to receive their liquidation value prior to any distributions being made to any other member.

(8)	Commitments

(a)	Operating Leases

The Company leases facilities, equipment, and vehicles under operating leases. Rent expense for the period ended December 12, 2016, and the years ended December 31, 2015 and 2014 was $3,769,829, $5,067,138, and $6,940,155, respectively.

Future minimum lease payments under these leases are approximately as follows:

CHIEFTAIN SAND AND PROPPANT, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2016 (LIQUIDIATION BASIS)
DECEMBER 12, 2016 AND DECEMBER 31, 2015 (GOING CONCERN BASIS)

Year ended December 31,
2017	$1,405,552
2018	2,691,000
2019	2,588,250
2020	1,738,725
2021	973,600
Thereafter	93,500
$9,490,627

(b)	Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

(9)	Employee Benefit Plan

The Company has a 401(k) Plan (the Plan) to provide retirement and incidental benefits for its employees. Employees may contribute up to 100% of their annual compensation to the Plan, limited to a maximum annual amount as updated annually by the Internal Revenue Service. The Company matches 50% employee contributions up to 10% of employee contributions. All matching contributions vest 20% per year. The Company established the Plan in 2012, and employees were eligible to enroll starting on January 1, 2013. During the period ended on December 12, 2016, and the years ended December 31, 2015 and 2014, the Company contributed $89,673, $159,307, and $195,087, respectively, to this plan.

(10)	Subsequent Events

(a)	Bankruptcy Filing

The Company filed for Chapter 11 protection on January 9, 2017 in the Bankruptcy Court for the District of Delaware. The Company rejected many contracts including mining equipment leases, rail car leases, and others. A credit committee was not formed by the Company’s creditors.

(b)	Assets Sale

On March 22, 2017, a public auction was held in Newark, New Jersey for the sale of the Company’s assets. Mammoth Energy Services, Inc. (Mammoth) was the successful bidder with the best and highest bid of $35.25 million. Mammoth also assumed the funding of the Company’s wind down costs of $1.14 million and the undisputed cure costs of the Mammoth accepted contracts.

The Company entered into an Asset Purchase Agreement (APA) with Mammoth on March 27, 2017. Concurrently, the APA and sale of assets were confirmed by the Bankruptcy Court with a signed Sale Order.

In accordance with the APA, on May 26, 2017, the Company received cash and transferred the assets to Mammoth and Mammoth assumed the Company’s reclamation liability which replaced the Company’s reclamation financial assurance held by Barron County.